The Bear Stearns Companies Inc. 383 Madison Avenue New York, NY 10179 Tel (212) 272-2000 www.bearstearns.com

Contact:	Elizabeth Ventura	(212) 272-9251
John Quinn	(212) 272-5934

BEAR STEARNS REPORTS THIRD QUARTER EARNINGS PER SHARE OF $3.02

NET INCOME RISES 16% TO $438 MILLION

Highest Ever Net Revenues, Net Income And Earnings Per Share

For The First Nine Months Of 2006

All Business Segments Contribute To Strong Growth

Capital Markets Net Revenues Up 13%

Wealth Management Net Revenues Rose 36%

Global Clearing Services Net Revenues Increase 4%

NEW YORK, NY – September 14, 2006 – The Bear Stearns Companies Inc. (NYSE:BSC) today reported earnings per share (diluted) of $3.02 for the third quarter ended August 31, 2006, up 12% from $2.69 per share for the third quarter of 2005. Net income for the third quarter of 2006 was $438 million, up 16% from $378 million for the third quarter of 2005. Net revenues were $2.1 billion for the third quarter, up 17% from $1.8 billion for the third quarter of 2005. The annualized return on common stockholders’ equity for the third quarter 2006 was 15.8%, and 18.4% for the trailing 12-month period ended August 31, 2006.

"Bear Stearns produced excellent results for the third quarter and record results for the first nine months of 2006," said James E. Cayne, chairman and chief executive officer. "Our franchise continues to grow as we selectively hire talented professionals worldwide. We are seizing opportunities in the marketplace to both expand our existing core businesses and enter new areas where we can profitably develop our market presence. I am proud of our success and I am enthusiastic about our future."

A brief discussion of the firm’s business segments follows:

CAPITAL MARKETS

Net revenues for the Capital Markets segment were $1.5 billion for the quarter ended August 31, 2006, up 13% from $1.4 billion for the third quarter of 2005.

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Institutional Equities net revenues were $436 million for the third quarter of 2006, a 31% increase from $334 million for the comparable prior-year quarter. Strong results from domestic and international sales and trading, structured equity products and energy/commodity activities all contributed to this robust performance.

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Fixed Income net revenues were $878 million for the third quarter 2006, up 19% from $739 million reported for the quarter ended August 31, 2005. Mortgage-related revenues increased from the prior year period as customer activity and gains in market share more than offset declining industry volumes. Bear Stearns continues to be ranked as the number one underwriter of U.S. Mortgage-backed securities for the third quarter as well as for the nine months ending August 31, 2006. The credit businesses remained very strong, led by the leveraged finance and credit trading areas.

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Investment Banking net revenues were $232 million for the quarter ended August 31, 2006, down 23% from $300 million for the year-ago third quarter. Excluding merchant banking, Investment Banking net revenues increased 8% due to increased merger and acquisition advisory fees as a number of previously announced transactions were completed during the quarter. Partially offsetting the increase in merger and acquisition advisory fees were reduced underwriting net revenues reflecting lower industry activity levels as compared with the prior- year quarter.

GLOBAL CLEARING SERVICES

Net revenues for Global Clearing Services were $269 million for the quarter ended August 31, 2006, up 4% from $258 million for the quarter ended August 31, 2005. Higher customer margin debt and customer short balances resulted in increased net interest revenues. Average customer margin debt balances were $68.8 billion during the quarter ended August 31, 2006, up 9% from $63.4 billion in the comparable quarter of fiscal 2005. Customer short balances averaged $82.1 billion for the third quarter of 2006, compared with $81.3 billion for the third quarter of 2005.

WEALTH MANAGEMENT

Wealth Management net revenues for the quarter ended August 31, 2006 were $231 million, an increase of 36% from $170 million for the quarter ended August 31, 2005.

•

Private Client Services net revenues were $127 million in the third quarter of 2006, up 12% from $114 million in the prior-year quarter. Increased client activity levels and the continued growth in fee-based assets drove the increase in net revenues for the 2006 third quarter.

•

Asset Management net revenues rose 87% to $104 million for the third quarter of 2006 from $56 million in the prior-year quarter. Performance fees increased compared with the third quarter of 2005 as our proprietary hedge fund products recorded strong performance. Management fees also increased as assets under management increased 25% to $50.2 billion at quarter end, up from $40.3 billion on August 31, 2005.

EXPENSES

•

Compensation as a percentage of net revenues was 48.1% for the third quarter of 2006 versus 47.0% in the quarter ended August 31, 2005. Compensation as a percentage of net revenues for the nine months ended August 31, 2006 was 48.3% and 47.9% for the full year ended November 30, 2005.

•

Non-compensation expenses were $437 million for the quarter ended August 31, 2006, a rise of 15% from $381 million for the comparable prior-year period. The increase is primarily related to occupancy fees, higher communications and technology costs associated with additional headcount as well as higher professional fees.

The third quarter 2006 pre-tax profit margin was 31.3% as compared with 32.0% for the third quarter of 2005.

As of August 31, 2006, total capital, including stockholders’ equity and long-term borrowings, was $61.9 billion. The book value of Bear Stearns common stock at August 31, 2006 was $81.52 per share, based on 146.3 million shares outstanding.

Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking, securities trading and brokerage firm. With approximately $61.9 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company’s business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, securities research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 13,000 employees worldwide. For additional information about Bear Stearns, please visit the firm’s web site at http://www.bearstearns.com .

***

Financial Tables Attached

Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the Company’s future results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Management” in the Company’s 2005 Annual Report to Stockholders, and similar sections of the Company's quarterly reports on Form 10-Q, which have been filed with the Securities and Exchange Commission.

A conference call to discuss the Company’s results will be held on Thursday, September 14, 2006 at 10:00 a.m. (ET). The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-374-2412 (or 1-706-634-7253 for international callers) at least 10 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through the internet at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available at approximately 1:00 p.m. (ET) on Bear Stearns’ web site or by dialing 1-800-642-1687 (or 1-706-645-9291 for international callers). The pass code for the replay is 4270598. The replay will be available until midnight on Friday, September 29, 2006. If you have any questions on how to obtain access to the conference call, please contact Matt London at 1-212-272-4417 or via e-mail at mlondon@bear.com.

THE BEAR STEARNS COMPANIES INC. SEGMENT DATA
(UNAUDITED)

	Three Months Ended			% Change From		Nine Months Ended		% Change
	August 31,	August 31,	May 31,	August 31,	May 31,	August 31,	August 31,
	2006	2005	2006	2005	2006	2006	2005
	(In thousands)					(In thousands)
NET REVENUES

Capital Markets
Institutional Equities	$435,543	$333,620	$554,469	30.6%	(21.4%)	$1,478,506	$1,037,013	42.6%
Fixed Income	877,910	739,242	1,167,308	18.8%	(24.8%)	2,933,956	2,412,762	21.6%
Investment Banking	232,253	299,935	278,405	(22.6%)	(16.6%)	807,252	749,264	7.7%
Total Capital Markets	1,545,706	1,372,797	2,000,182	12.6%	(22.7%)	5,219,714	4,199,039	24.3%

Global Clearing Services	269,351	258,042	289,523	4.4%	(7.0%)	822,866	804,594	2.3%

Wealth Management
Private Client Services(1)	127,304	113,897	128,889	11.8%	(1.2%)	384,987	333,409	15.5%
Asset Management	104,040	55,686	22,182	86.8%	nm	220,697	161,149	37.0%
Total Wealth Management	231,344	169,583	151,071	36.4%	53.1%	605,684	494,558	22.5%

Other(2)	82,734	11,858	58,666	nm	41.0%	165,516	25,301	nm

Total net revenues	$2,129,135	$1,812,280	$2,499,442	17.5%	(14.8%)	$6,813,780	$5,523,492	23.4%

PRE-TAX INCOME

Capital Markets	$499,824	$492,155	$702,005	1.6%	(28.8%)	$1,836,580	$1,429,614	28.5%
Global Clearing Services	113,968	127,486	139,045	(10.6%)	(18.0%)	382,585	408,249	(6.3%)
Wealth Management	20,737	4,894	(13,317)	nm	nm	39,593	25,927	52.7%
Other(2)	32,709	(44,380)	6,466	nm	nm	(4,968)	(242,868)	98.0%

Total pre-tax income	$667,238	$580,155	$834,199	15.0%	(20.0%)	$2,253,790	$1,620,922	39.0%

(1) Private Client Services Detail:
Gross Revenues, before transfer to
Capital Markets Segment	$148,404	$138,987	$153,014			$454,496	$402,566
Revenue transferred to
Capital Markets Segment	(21,100)	(25,090)	(24,125)			(69,509)	(69,157)
Private Client Services net revenues	$127,304	$113,897	$128,889			$384,987	$333,409

(2) Includes consolidation and elimination entries, unallocated revenues (predominantly interest) and certain corporate administrative functions, including certain legal costs and costs related to the
Capital Accumulation Plan for Senior Managing Directors ("CAP Plan").

nm - not meaningful

THE BEAR STEARNS COMPANIES INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended			% Change From
	August 31,	August 31,	May 31,	August 31,	May 31,
	2006	2005	2006	2005	2006
	(In thousands, except share and per share data)

REVENUES
Commissions	$280,033	$290,799	$305,251	(3.7%)	(8.3%)
Principal transactions	1,093,997	883,142	1,492,478	23.9%	(26.7%)
Investment banking	283,507	315,897	318,150	(10.3%)	(10.9%)
Interest and dividends	2,322,992	1,344,089	2,110,876	72.8%	10.0%
Asset management and other income	155,158	91,467	76,994	69.6%	101.5%
Total revenues	4,135,687	2,925,394	4,303,749	41.4%	(3.9%)
Interest expense	2,006,552	1,113,114	1,804,307	80.3%	11.2%
Revenues, net of interest expense	2,129,135	1,812,280	2,499,442	17.5%	(14.8%)

NON-INTEREST EXPENSES
Employee compensation and benefits	1,024,748	850,985	1,220,216	20.4%	(16.0%)
Floor brokerage, exchange and clearance fees	58,621	55,029	58,621	6.5%	0.0%
Communications and technology	126,938	97,668	118,169	30.0%	7.4%
Occupancy	52,976	43,354	45,422	22.2%	16.6%
Advertising and market development	38,243	32,784	35,093	16.7%	9.0%
Professional fees	78,110	60,018	65,468	30.1%	19.3%
Other expenses	82,261	92,287	122,254	(10.9%)	(32.7%)
Total non-interest expenses	1,461,897	1,232,125	1,665,243	18.6%	(12.2%)

Income before provision for income taxes	667,238	580,155	834,199	15.0%	(20.0%)
Provision for income taxes	229,682	201,850	294,866	13.8%	(22.1%)
Net income	$437,556	$378,305	$539,333	15.7%	(18.9%)

Net income applicable to common shares	$432,240	$372,357	$533,957	16.1%	(19.0%)

Adjusted net income used for diluted earnings per share (1)	$449,118	$394,919	$558,233	13.7%	(19.5%)

Basic earnings per share	$3.34	$2.96	$4.12	12.8%	(18.9%)
Diluted earnings per share	$3.02	$2.69	$3.72	12.3%	(18.8%)

Weighted average common shares outstanding:
Basic	132,086,016	130,194,452	132,810,062
Diluted	148,899,406	147,051,538	149,945,896

Cash dividends declared per common share	$0.28	$0.25	$0.28

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

THE BEAR STEARNS COMPANIES INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Nine Months Ended		% Change
	August 31,	August 31,
	2006	2005
	(In thousands, except share and per share data)

REVENUES
Commissions	$871,355	$901,784	(3.4%)
Principal transactions	3,736,907	2,841,954	31.5%
Investment banking	939,510	800,033	17.4%
Interest and dividends	6,157,857	3,557,493	73.1%
Asset management and other income	372,225	270,079	37.8%
Total revenues	12,077,854	8,371,343	44.3%
Interest expense	5,264,074	2,847,851	84.8%
Revenues, net of interest expense	6,813,780	5,523,492	23.4%

NON-INTEREST EXPENSES
Employee compensation and benefits	3,291,814	2,680,668	22.8%
Floor brokerage, exchange and clearance fees	168,485	169,609	(0.7%)
Communications and technology	349,141	296,950	17.6%
Occupancy	143,025	123,704	15.6%
Advertising and market development	108,009	95,933	12.6%
Professional fees	197,451	168,015	17.5%
Other expenses	302,065	367,691	(17.8%)
Total non-interest expenses	4,559,990	3,902,570	16.8%

Income before provision for income taxes	2,253,790	1,620,922	39.0%
Provision for income taxes	762,745	565,702	34.8%
Net income	$1,491,045	$1,055,220	41.3%

Net income applicable to common shares	$1,474,939	$1,036,351	42.3%

Adjusted net income used for diluted earnings per share (1)	$1,536,683	$1,098,611	39.9%

Basic earnings per share	$11.38	$8.22	38.4%
Diluted earnings per share	$10.28	$7.42	38.5%

Weighted average common shares outstanding:
Basic	132,539,603	130,716,960
Diluted	149,484,747	148,041,526

Cash dividends declared per common share	$0.84	$0.75

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

THE BEAR STEARNS COMPANIES INC.
SELECTED FINANCIAL INFORMATION
(UNAUDITED)

			Three Months Ended
	August 31,	May 31,	February 28,	November 30,	August 31,	May 31,	February 28,
	2006	2006	2006	2005	2005	2005	2005
	(In thousands, except common share data and other data)

Results
Revenues, net of interest expense	$2,129,135	$2,499,442	$2,185,203	$1,887,302	$1,812,280	$1,873,552	$1,837,660
Net income	$437,556	$539,333	$514,156	$406,957	$378,305	$298,110	$378,805
Net income applicable to common shares	$432,240	$533,957	$508,742	$401,505	$372,357	$291,667	$372,327
Adjusted net income used for diluted earnings per share (1)	$449,118	$558,233	$529,332	$421,496	$394,919	$309,660	$394,032

Financial Position
Stockholders' equity, at period end	$11,721,947	$11,707,594	$11,165,592	$10,791,432	$9,881,046	$9,641,514	$9,518,898
Total capital, at period end	$61,931,124	$58,354,738	$57,589,034	$54,281,048	$52,070,689	$49,330,143	$48,491,012

Common Share Data
Basic earnings per share	$3.34	$4.12	$3.92	$3.21	$2.96	$2.32	$2.94
Diluted earnings per share	$3.02	$3.72	$3.54	$2.90	$2.69	$2.09	$2.64
Book value per common share, at period end	$81.52	$79.30	$75.46	$71.08	$67.18	$64.67	$62.88
Weighted average common shares outstanding:
Basic	132,086,016	132,810,062	132,738,565	128,999,257	130,194,452	130,663,337	131,261,212
Diluted	148,899,406	149,945,896	149,417,369	145,534,789	147,051,538	148,037,979	149,193,402
Common shares outstanding, at period end (2)	146,303,331	147,021,508	145,163,510	146,431,767	146,341,980	145,928,440	146,012,775

Financial Ratios
Return on average common equity (annualized)	15.8%	20.1%	20.1%	17.7%	16.9%	13.5%	17.8%
Adjusted pre-tax profit margin (3)	32.7%	35.1%	36.1%	32.9%	34.2%	26.4%	33.5%
Pre-tax profit margin (4)	31.3%	33.4%	34.4%	31.1%	32.0%	24.7%	31.5%
After-tax profit margin (5)	20.6%	21.6%	23.5%	21.6%	20.9%	15.9%	20.6%
Compensation & benefits / Revenues, net of interest expense	48.1%	48.8%	47.9%	46.2%	47.0%	49.3%	49.3%

Other Data (in billions, except employees)
Margin debt balances, at period end	$68.9	$72.7	$64.5	$66.6	$65.9	$59.8	$67.3
Margin debt balances, average for period	$68.8	$68.4	$64.5	$67.4	$63.4	$64.7	$64.0
Customer short balances, at period end	$85.6	$81.7	$78.1	$79.9	$80.6	$82.5	$93.9
Customer short balances, average for period	$82.1	$80.2	$78.2	$81.2	$81.3	$86.8	$88.5
Securities borrowed, at period end	$53.1	$52.1	$52.4	$49.9	$50.0	$56.6	$64.6
Securities borrowed, average for period	$54.7	$54.8	$52.9	$52.8	$56.1	$61.9	$66.6
Free credit balances, at period end	$36.5	$34.1	$30.6	$31.0	$29.6	$31.6	$30.2
Free credit balances, average for period	$35.9	$30.8	$29.9	$28.4	$28.6	$30.6	$31.1
Assets under management, at period end	$50.2	$47.9	$45.4	$41.9	$40.3	$39.9	$40.0
Employees, at period end	13,134	12,519	12,061	11,843	11,498	11,141	11,019

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

(2) Represents shares used to calculate book value per common share.  Common shares outstanding include units issued under certain stock compensation plans which will be distributed as shares of common stock.

(3) Represents the ratio of income before both CAP Plan costs and provision for income taxes to revenues, net of interest expense.
(4) Represents the ratio of income before provision for income taxes to revenues, net of interest expense.
(5) Represents the ratio of net income to revenues, net of interest expense.